August 3, 2005

Naturade, Inc. (the “Company”)
14370 Myford Road, Suite 100
Irvine, CA 92606

Re: Douglas Wyatt, (the “Holder”)

Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock (“Common Stock”) of the Company or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to enter into a transaction with the Company (the “Transaction”). The undersigned recognizes that the Transaction will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company is relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Transaction.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any immediate family member of (i) the undersigned or (ii) the undersigned’s spouse, living in the undersigned’s household not to), without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period of three hundred and sixty-five (365) days from the closing date of the Transaction. The foregoing sentence shall not apply to the transfer of any or all shares of Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to The Company an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions. For purposes of this paragraph, the term “immediate family” shall have the same meaning as set forth in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Douglas Wyatt

Printed Name of Holder

By: /s/Douglas Wyatt

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf

of an entity)